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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                December 20, 2000                              0-16834
 ------------------------------------------------       ------------------------
Date of Report (Date of Earliest Event Reported)        (Commission File Number)


                              IEA Income Fund VII,
                       (A California Limited Partnership)
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                California                              94-2966976
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(State or jurisdiction of incorporation)     (IRS Employer Identification No.)



         444 Market Street, 15th Floor, San Francisco, California 94111
         --------------------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (415) 677-8990
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)


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ITEM 2.  Acquisition or Disposition of Assets.

     On December 20, 2000, the Registrant sold its remaining marine dry cargo containers to two unaffiliated parties, Cypress Equipment Fund IV LLC, a California limited liability company ("Cypress Fund IV") and Access Leasing Corporation, a Delaware corporation ("Access Leasing") (Cypress Fund IV and Access Leasing referred to collectively as the "Buyers"). The Buyers paid $627,900 in cash to the Registrant. The Registrant intends to dissolve and liquidate by December 31, 2000, and to make a final liquidating distribution to its limited partners amounting to approximately $75 per outstanding unit of limited partnership interest.

     The Registrant, A California Limited Partnership, was organized on June 27, 1985 to engage in the business of leasing marine dry cargo containers to third-party lessees. The Registrant is managed by Cronos Capital Corp., a California corporation ("CCC"), its managing general partner.

     One of the principal investment objectives of the Registrant was to lease its containers for ten to fifteen years, and then to dispose of them and liquidate. The Registrant has been in operation for over 15 years. Through occasional sales, retirement, and casualty losses, the Registrant had sold approximately 65% of its container fleet prior to the Registrant's sale of its remaining container fleet to the Buyers. With the reduction in the size of the Registrant's container fleet, the administrative expenses incurred by the Registrant, as a percent of its gross revenues, has increased. For these reasons, CCC, as the managing general partner, concluded that it would be in the best interest of the Registrant and its limited partners to sell its remaining containers in bulk.

     CCC solicited bids from independent parties for the purchase of the remaining containers of the Registrant. The Buyers submitted a joint proposal for the purchase of the Registrant's remaining containers and those of another limited partnership managed by CCC, the IEA Income Fund VI, A California Limited Partnership, at a price and upon terms that CCC deemed to be in the best interest of the Registrant and its limited partners.

     On December 20, 2000, the Registrant entered into identical container purchase agreements (the "Purchase Agreements") with the Buyers, selling one-half of its remaining containers to Cypress Fund IV and one-half to Access Leasing. Closing of the sale occurred on that date, with the Buyers

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paying, in cash, $627,900 to the Registrant. The purchase price is equal to 98%
of the net book value of the Registrant's remaining containers as of September 30, 2000. Under the terms of the Purchase Agreements, the Buyers are entitled to all revenues attributable to the leasing of the containers from and after December 1, 2000, and the Registrant is entitled to all revenues from the leasing of the containers through November 30, 2000.

     The Purchase Agreements contain standard indemnification covenants. To allow the Registrants to liquidate and dissolve, these covenants are only enforceable against CCC, and not the Registrant.

     Neither of the Buyers is in the business of managing marine cargo containers. At the closing of the sale of the Registrant's containers to the Buyers, each entered into an Equipment Lease Agreement ("Lease Agreement") with CCC, pursuant to which CCC agreed to manage the containers for the Buyers. Each of the Lease Agreements is for a three-year term, subject to earlier termination upon the occurrence of certain events. The term of the Lease Agreements shall be automatically renewed for successive one-year terms, unless prior notice is given by the Buyers (as to the first renewal term) or by either by the Buyers or by CCC (with respect to all subsequent renewal terms). CCC has agreed to lease the containers on a non-discriminatory basis and shall be entitled, as its management fee, to 20% of the net revenues attributable to the containers, defined as the revenues from the leasing of the containers minus all operating costs of leasing them to third party container lessees. Upon any subsequent sales of the containers, the Buyers shall pay to CCC a fee of 10% of the net sale proceeds from the sale of the containers.

     Neither Buyer is an affiliate of the Registrant or of CCC. In September 1998, affiliates of the Buyers purchased, for cash, the remaining container fleets in connection with the liquidation of four older container leasing partnerships managed by CCC - the IEA Marine Container Income Fund III, the IEA Marine Container Income Fund IV, and the IEA Marine Container Income Funds V(A) and V(B). The buyers of the containers from these earlier sales also entered into lease agreements with CCC on terms similar to those of the Lease Agreements that the Buyers entered into with CCC with respect to the management of the containers sold by the Registrant to the Buyers.


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     Upon its dissolution and liquidation, the Registrant will file a Form 15 with the Securities and Exchange Commission, terminating its reporting obligations under the Securities Act of 1934, as amended.

ITEM 7.  Financial Statements and Exhibits

         (a)  Not applicable.

         (b)  Not applicable.

         (c) The following documents are furnished as Exhibits to this Current Report on Form 8-K pursuant to Item 601 of Regulation S-K:

              2.1 The Container Purchase Agreement, dated as of December 20, 2000, by and among Cronos Capital Corp., IEA Income Fund VII, A California Limited Partnership, and Cypress Equipment Fund IV, LLC.

              2.2 The Container Purchase Agreement, dated as of December 20, 2000, by and among Cronos Capital Corp., IEA Income Fund VII, A California Limited Partnership, and Access Leasing Corporation.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       IEA Income Fund VII
                                       (A California Limited Partnership)

                                       By      Cronos Capital Corp.
                                               The Managing General Partner

                                       By  /s/ Elinor A. Wexler
                                           -------------------------------------
                                           Elinor A. Wexler
                                           Vice President/Administration
                                           and Secretary of Cronos Capital Corp.

Date:  December 28, 2000


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                                  EXHIBIT INDEX

              Exhibit

                2.1 The Container Purchase Agreement, dated as of December 20, 2000, by and among Cronos Capital Corp., IEA Income Fund VII, A California Limited Partnership, and Cypress Equipment Fund IV, LLC.

                2.2 The Container Purchase Agreement, dated as of December 20, 2000, by and among Cronos Capital Corp., IEA Income Fund VII, A California Limited Partnership, and Access Leasing Corporation.